EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Principal Financial Officer of AF Ocean Investment Management Company This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Amended Quarterly Report on Form 10-Q of AF Ocean Investment Management Company for the nine months ended September 30, 2012.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of AF Ocean Investment Management Company as of September 30, 2012.

This Certification is executed as of November 15, 2012.

By:	/s/ANDY Z. FAN
Andy Z. Fan President and Chief Executive Officer, and Treasurer (Principal Executive Officer and Principal Financial Officer)

By:	/s/ DIANE J. HARRISON
Diane J. Harrison Secretary, Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to AF Ocean Investment Management Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.